                                                                      EXHIBIT 99



TANDY BRANDS ACCESSORIES, INC.               LIPPERT/HEILSHORN & ASSOC., INC.
J.S.B. Jenkins                               Harriet C. Fried
President/Chief Executive Officer            Assistant Vice President
(817) 548-0090                               212-838-3777
britt_jenkins@tandybrands.com                harriet@lhai.com or www.lhai.com



                         TANDY BRANDS ACCESSORIES, INC.
                       REPORTS FIRST QUARTER 2001 RESULTS


ARLINGTON, TX, OCTOBER 16, 2000 -- TANDY BRANDS ACCESSORIES, INC. (NASDAQ: TBAC) today announced financial results for the first fiscal quarter ended September 30, 2000.

For the first quarter of fiscal 2001, net sales totaled $54.2 million, as compared to net sales of $53.3 million for the same period in fiscal 2000. Net income for the first quarter totaled $2.0 million, or $0.36 per diluted share, versus $2.8 million, or $0.47 per diluted share, for the same period last year.

J.S.B. Jenkins, President and Chief Executive Officer, stated, "We are pleased with our results for the first quarter, which reflected sales increases in both men's belts and women's small leather goods. The Company's September quarterly earnings, as expected, were below the prior year's earnings due to a lower margin sales mix of women's accessories and increased selling, general and administrative expenses resulting from higher wages, advertising and rent expenses."

Mr. Jenkins continued, "The first quarter also included significant brand license activities. In September we announced the renewal of our exclusive licensing agreement with Haggar Clothing Co., a subsidiary of Haggar Corp. (Nasdaq: HGGR), to design, manufacture and market a wide range of goods for the Haggar(R) and Haggar Black Label(TM) brand names. We are continuing to increase our sales under the Haggar brands and are pleased to renew this license agreement. In August we announced the signing of an exclusive licensing agreement with Levi Strauss & Co. to produce women's handbags, small leather goods and belts under the Dockers(R) name. Although we do not anticipate Dockers(R) sales until July, 2001, this new license offers strong growth potential to our Company in a number of key areas, including the branded handbag business, women's belts and small leather goods."

Mr. Jenkins concluded, "We continue to be optimistic about the accessory sales opportunities for Tandy Brands during this fiscal year. Even though the retail economic conditions are challenging, we are excited about the sales performance of our Rolfs(R) line of men's and women's small leather goods and handbags. Other successes include a growing placement of private label small leather goods, cold weather accessories and women's socks. All in all, we expect fiscal 2001 to be a solid year for Tandy Brands Accessories, Inc."

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Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' first quarter results in a conference call to be held today, Monday, October 16, at 10:00 a.m. EDT. The dial-in number for the call is (212)582-6982. For those who are unable to listen to the live broadcast, an audio replay of the call will be available beginning at 1:00 p.m. EDT on October 16 through 6:00 p.m. on October 20, via telephone at
(800)633-8284 or (858)812-6440, reservation code #16613922.

Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, wallets, handbags, suspenders, socks, scarves, cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


                               (TABLES TO FOLLOW)


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                         TANDY BRANDS ACCESSORIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                    Three Months Ended
                                                                       September 30,
                                                                ----------------------------

                                                                   2000             1999
                                                                   ----             ----

Net sales                                                       $ 54,184          $ 53,256
Cost of goods sold                                                35,288            34,372
                                                                --------          --------
     Gross margin                                                 18,896            18,884
                                                                --------          --------

Selling, general and administrative expenses                      13,506            12,667
Depreciation and amortization                                      1,058               833
                                                                --------          --------
     Total operating expenses                                     14,564            13,500
                                                                --------          --------

Operating Income                                                   4,332             5,384

Royalty, interest and other income                                    17                31
Interest expense                                                  (1,021)             (893)
                                                                --------          --------

Income before provision for income taxes                           3,328             4,522
Provision for income taxes                                         1,293             1,754
                                                                --------          --------

Net income                                                      $  2,035          $  2,768
                                                                ========          ========


Earnings per common share                                       $   0.36          $   0.48
                                                                ========          ========

Earnings per common share--assuming dilution                    $   0.36          $   0.47
                                                                ========          ========

Common shares outstanding                                          5,612             5,797
                                                                ========          ========

Common shares outstanding--assuming dilution                       5,626             5,873
                                                                ========          ========

                         TANDY BRANDS ACCESSORIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                                            September 30,         June 30,
                                                                                                2000                2000
                                                                                            -------------        ---------
                                                                                            (Unaudited)

ASSETS
Current assets:
     Cash and short-term investments                                                          $     384          $     661
     Accounts receivable, net                                                                    44,431             31,105
     Inventories                                                                                 59,993             55,340
     Other current assets                                                                         2,444              2,371
                                                                                              ---------          ---------
          Total current assets                                                                  107,252             89,477
                                                                                              ---------          ---------

Fixed assets:
     Property, plant and equipment, at cost                                                      22,812             22,317
     Accumulated depreciation                                                                    (9,908)            (9,305)
                                                                                              ---------          ---------
          Net property, plant and equipment                                                      12,904             13,012
                                                                                              ---------          ---------

Goodwill, less amortization                                                                      11,172             11,410
Other noncurrent assets                                                                           8,867              7,785
                                                                                              ---------          ---------
          Total other assets                                                                     20,039             19,195
                                                                                              ---------          ---------

          TOTAL ASSETS                                                                        $ 140,195          $ 121,684
                                                                                              =========          =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                         $   4,859          $   6,547
     Accrued expenses                                                                             6,013              4,004
     Current portion of long-term notes payable                                                   7,525               --
                                                                                              ---------          ---------
          Total current liabilities                                                              18,397             10,551
                                                                                              ---------          ---------

     Long-term notes payable                                                                     50,000             41,075
     Other noncurrent liabilities                                                                   187                184
                                                                                              ---------          ---------

          Total liabilities                                                                      68,584             51,810
                                                                                              ---------          ---------

Stockholders' equity:
     Common stock, $1 par value; 10,000,000 shares authorized; 5,808,968 shares and 5,796,028 shares issued as of September 30, 2000 and September 30,
         1999, respectively                                                                       5,809              5,809
     Additional paid-in capital                                                                  22,394             22,426
     Cumulative other comprehensive income                                                         (149)              (479)
     Retained earnings                                                                           45,595             43,560
     Treasury stock, at cost                                                                     (2,038)            (1,442)
                                                                                              ---------          ---------

          Total stockholders' equity                                                             71,611             69,874
                                                                                              ---------          ---------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                            $ 140,195          $ 121,684
                                                                                              =========          =========